Exhibit 2(s)

POWER OF ATTORNEY

The undersigned officers and Directors of Apollo Senior Floating Rate Fund Inc. (the “Fund”) (as such Fund may be renamed from time to time) hereby authorize John J. Suydam, Joseph D. Glatt, Cindy Michel and Joseph Moroney or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19th day of January, 2011.

Signature	Title

/s/ Joseph Moroney (Joseph Moroney)	President and Chief Investment Officer (Principal Executive Officer)

/s/ Jodi Sarsfield (Jodi Sarsfield)	Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Barry Cohen (Barry Cohen)	Director

/s/ Glenn N. Marchak (Glenn N. Marchak)	Director

/s/ Carl John Rickertsen (Carl John Rickertsen)	Director

/s/ Todd Slotkin (Todd Slotkin)	Director